UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

SmartRent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39991	85-4218526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

18835 N Thompson Peak Parkway Suite 300 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(844) 479-1555

Registrant’s telephone number, including area code

Fifth Wall Acquisition Corp. I

600 Center Drive

10th Floor

Los Angeles, California 90045

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 24, 2021, SmartRent, Inc. (formerly known as Fifth Wall Acquisition Corp. I (the “Company”)) issued a press release announcing the closing of the Company’s previously announced business combination (the “Closing”) with SmartRent.com, Inc. (“Legacy SmartRent”), whereby Legacy SmartRent became a wholly owned subsidiary of the Company. In connection with the Closing, the Company’s name was changed to “SmartRent, Inc.” and Legacy SmartRent’s name was changed to “SmartRent Technologies, Inc.” A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in Item 7.01 (including Exhibit 99.1) hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01 (including Exhibit 99.1).

Item 9.01. Financial Statement and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

99.1	Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2021

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer